                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-41542 and No. 333-72036) pertaining to the 1999 Equity Participation Plan of Golden Telecom, Inc. and in the Post Effective Amendment No. 1 (Form S-3 No. 333-39260) to Registration Statement on Form S-1 of Golden Telecom, Inc. and in the related Prospectus of our report dated March 10, 2004, with respect to the consolidated financial statements and schedule of Golden Telecom, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.


/s/ Ernst & Young (CIS) Limited

Moscow, Russia
March 10, 2004